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                                                                       Exhibit 1
                                                                       ---------


                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of K&G Men's Center, Inc.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED this 18th day of July, 1996.


SOUTH ATLANTIC VENTURE FUND III,
  LIMITED PARTNERSHIP

     By:  South Atlantic Venture Partners III,
             Limited Partnership, its General Partner


          By:   /s/ Donald W. Burton
                --------------------------------------
                Donald W. Burton
                General Partner


SOUTH ATLANTIC VENTURE PARTNERS III,
  LIMITED PARTNERSHIP


By:  /s/ Donald W. Burton
     ---------------------------
     Donald W. Burton
     General Partner


/s/ Donald W. Burton
- --------------------------------
Donald W. Burton


              *
- --------------------------------
W. Scott Miller


              *
- --------------------------------
Sandra P. Barber

                                        *By /s/ Donald W. Burton
                                            -----------------------------
                                            Donald W. Burton
                                            Attorney-in-Fact


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    This Agreement was executed by Donald W. Burton pursuant to a Power of
Attorney a copy of which is attached hereto as Exhibit 2.
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